EXHIBIT 10.1

                    WAUSAU-MOSINEE SUPPLEMENTAL
                          RETIREMENT PLAN

                    WAUSAU-MOSINEE SUPPLEMENTAL
                          RETIREMENT PLAN

                                                             PAGE

 ARTICLE I  PURPOSE AND ADMINISTRATION OF THE PLAN .............2
     1.1  Purpose ..............................................2
     1.2  Administration .......................................2
     1.3  Effective Date .......................................2

 ARTICLE II  DEFINITIONS .......................................3
     2.1  Definitions ..........................................3
     2.2  Definitions Incorporated by Reference ................4

 ARTICLE III  PARTICIPATION ....................................5
     3.1  Participation ........................................5
     3.2  Service ..............................................5
     3.3  Termination of Participation and Reemployment ........5

 ARTICLE IV  BENEFITS ..........................................6
     4.1  Normal Retirement Benefits of Corporate Officers .....6
     4.2  Normal Benefits of Other Executive Officers ..........6
     4.3  Minimum Retirement Benefits of Executive Officers ....6
     4.4  Early Retirement Benefits of Executive Officers ......6
     4.5  Surviving Spouse Benefits ............................7
     4.6  Form, Commencement and Duration of Payments ..........7
     4.7  Change of Control ....................................8
     4.8  Forfeiture of Benefits ..............................10
     4.9  Inalienability of Benefits ..........................12
     4.10 Facility of Payments ................................12
     4.11 Claims Procedure ....................................12

 ARTICLE V  PROVISION FOR BENEFITS ............................13
     5.1  Assets of the Company ...............................13

 ARTICLE VI  AMENDMENT AND TERMINATION OF THE PLAN ............14
     6.1  Amendment ...........................................14
     6.2  Termination .........................................14

                                    -i-

 ARTICLE VII  MISCELLANEOUS ...................................15
     7.1  Nonguarantee of Employment ..........................15
     7.2  Action by the Company ...............................15
     7.3  Agreement Binding on Successors .....................15
     7.4  Construction ........................................15
     7.5  Titles ..............................................15
     7.6  Governing Law .......................................15

            WAUSAU-MOSINEE SUPPLEMENTAL RETIREMENT PLAN



     Wausau-Mosinee Paper Corporation, a Wisconsin corporation, hereby establishes the Wausau-Mosinee Supplemental Retirement Plan in accordance with the terms and conditions herein contained.

                             ARTICLE I
              PURPOSE AND ADMINISTRATION OF THE PLAN

     1.1 PURPOSE. The Company hereby establishes the Plan for the purpose of providing deferred compensation (within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974) for executive officers of the Company.

     1.2  ADMINISTRATION.  The Plan shall be administered by the Company.

     1.3 EFFECTIVE DATE. The effective date of the Plan shall be December 17, 1997.

                            ARTICLE II
                            DEFINITIONS

     2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

     (a) "Average Compensation" means (1) an aggregate amount determined by the sum of (A) the Participant's salary for a calendar year and earned bonus attributable to such calendar year and (B) any compensation deferred under a plan qualified under Section 401(k) of the Code or under a plan which satisfies the requirements of
          Section 125 of the Code during such calendar year, for the 5 calendar years of the Executive Officer's most recent 10 years of Continuous Service as an Executive Officer in which the largest aggregate amount of such compensation was earned and/or deferred for him for service as an Executive Officer for all or any portion of each of such calendar years, divided by (2) 12; provided, however, that if a Participant did not perform services for 5 calendar years as an Executive Officer, such determinations shall be based on such earned and/or deferred compensation for each complete calendar year in which the Participant was an Executive Officer. For purposes of determining a Participant's Average Compensation, compensation from Wausau Paper Mills Company and Mosinee Paper Corporation earned prior to the Effective Date for performance of services as an Executive Officer shall be included.

     (b) "Company" means Wausau-Mosinee Paper Corporation, a Wisconsin corporation.

     (c) "Early Retirement Age" means the date on which an Executive Officer has attained age 55 and completed 10 years of Continuous Service as an Executive Officer.

     (d) "Executive Officer" means any person employed by the Company as its President or a Vice President but shall not include any officer of any division or subsidiary of the Company. Notwithstanding the foregoing, any person employed by the Company on the Effective Date who was a participant in the Mosinee Supplemental Retirement Plan or the Wausau Paper Mills Company Executive Officers' Deferred Compensation Retirement Plan on the date immediately preceding the Effective Date shall be deemed to be an "Executive Officer" for purposes of this Plan, regardless of whether such individual would otherwise meeting the definition of Executive Officer set forth in the preceding sentence, and any service with the Company after the Effective Date by such individual shall be considered service as an Executive Officer of the Company.

     (e) "Normal Retirement Age" means the date on which (1) an Executive Officer has attained age 62 and completed 10 years of Continuous Service as an Executive Officer or (2) an Executive Officer has attained age 62 and had terminated employment with the Company because of Disability.

     (f) "Participant" means an Executive Officer of the Company who has qualified to be a participant in the Plan in accordance with
          Section 3.1.

     (g) "Plan" means the Wausau-Mosinee Supplemental Retirement Plan as herein set forth.

     (h) "Retirement Plan" shall mean the principal defined benefit retirement plan as now in effect or hereafter amended, or any successor plan which is qualified under Section 401(a) of the Code, and maintained for salaried employees of the Company.

     2.2 DEFINITIONS INCORPORATED BY REFERENCE. Each of the following terms shall have the meaning set forth in the Retirement Plan and the definition of each such term by the Retirement Plan is hereby incorporated by this reference to the extent not inconsistent with the provisions of this Plan:

          (a)  "Actuarial Equivalent"

          (b)  "Affiliated Employer"

          (c)  "Code"

          (d)  "Continuous Service"

          (e)  "Disability"

          (f)  "Retirement Benefit"

          (g)  "Surviving Spouse"

                            ARTICLE III
                           PARTICIPATION

     3.1 PARTICIPATION. Each Executive Officer shall become a Participant as of the later of the Effective Date or the first day of his employment by the Company in the capacity of an Executive Officer.

     3.2  SERVICE.

     (a) All Continuous Service as an Executive Officer shall be recognized for purposes of this Plan, whether or not such Continuous Service was performed prior to the Effective Date hereof.

     (b) Continuous Service by an individual for the Company in any capacity other than as an Executive Officer shall not be recognized for any purpose under this Plan.

     (c) In the event a Participant or former Participant is reemployed by the Company as an Executive Officer, all periods of Continuous Service with the Company as an Executive Officer shall be aggregated for purposes of this Plan.

     (d) Notwithstanding anything herein to the contrary, if a Participant was a participant in the Wausau Paper Mills Company Executive Officers' Deferred Compensation Retirement Plan or the Mosinee Supplemental Retirement Plan on December 16, 1997, all Continuous Service recognized under such plans as of such date shall be recognized for purposes of this Plan.

     3.3 TERMINATION OF PARTICIPATION AND REEMPLOYMENT. A Participant shall cease participation in the Plan on the later of (a) the earlier of
 (1) the date his termination of employment with the Company and all Affiliated Employers occurs or (2) the date he is no longer employed as an Executive Officer by the Company or an Affiliated Employer, or (b) the date the final benefit payment to which the Participant may be entitled pursuant to this Plan is made.

                            ARTICLE IV
                             BENEFITS

     4.1 NORMAL RETIREMENT BENEFITS OF CORPORATE OFFICERS. Subject to the limitations elsewhere contained in this Plan, an Executive Officer who terminates his employment with the Company and each Affiliated Employer on or after attaining his Normal Retirement Age and who was the President or a corporate Vice President of the Company as of the most recent date on which he performed service as an Executive Officer shall be entitled to a normal retirement benefit payable in the form of a single life annuity equal to the excess of:

     (a) an amount equal to 50% of the Participant's Average Compensation, over

     (b) the amount of the Participant's accrued Retirement Benefit under the Retirement Plan which would then be payable in the form of a single life annuity.

     4.2 NORMAL BENEFITS OF OTHER EXECUTIVE OFFICERS. Subject to the limitations elsewhere contained in this Plan, an Executive Officer who terminates his employment with the Company and each Affiliated Employer on or after attaining his Normal Retirement Age and who was not the President or a corporate Vice President of the Company as of the most recent date on which he performed service as an Executive Officer, shall be entitled to a retirement benefit payable in the form of a single life annuity determined in accordance with the formula set forth in Section 4.1; provided, however, that in making such determination, the term "40% of the Participant's Average Compensation" shall be substituted for the term "50% of the Participant's Average Compensation" in Section 4.1(a).

     4.3 MINIMUM RETIREMENT BENEFITS OF EXECUTIVE OFFICERS. Notwithstanding anything herein to the contrary, the normal retirement benefit determined under Section 4.1 or 4.2, as applicable, shall not be less than the Participant's accrued normal retirement benefit determined under (a) Section 4.1 or 4.2, as applicable, under the Mosinee Supplemental Retirement Plan or (b) Section 4.1 or 4.2, as applicable, under the Wausau Paper Mills Company Executive Officers' Deferred Compensation Retirement Plan, determined under the terms of such plans on December 16, 1997.

     4.4 EARLY RETIREMENT BENEFITS OF EXECUTIVE OFFICERS. Subject to the limitations elsewhere contained in this Plan, an Executive Officer who terminates his employment with the Company and each Affiliated Employer on or after attaining his Early Retirement Age, but prior to attaining his Normal Retirement Age, shall be entitled to an early retirement benefit in the form of a single life annuity equal to the amount to which he would have been entitled to under Section 4.1 or Section 4.2, as applicable, taking into consideration the provisions of Section 4.3, if applicable, if he had then attained his Normal Retirement Age; provided, however, that such benefit shall be reduced by .4166% for each full calendar month, from and including the month in which the Participant's 55th birthday occurs to the month in which his 62nd birthday occurs, by which the calendar month in which payment of the early retirement benefit provided for in this Section 4.4 precedes the date on which such Participant would have attained his Normal Retirement Age.

     4.5 SURVIVING SPOUSE BENEFITS. Subject to the limitations elsewhere contained in this Plan, the Surviving Spouse of a Participant who dies prior to commencement of any other benefit hereunder, including the Surviving Spouse of a former Participant who terminated employment because of Disability, shall be eligible for a Surviving Spouse benefit commencing as of the last to occur of (1) the first day of the first month following the month in which the Participant's death occurs or (2) the date on which the Participant would have been eligible to receive payment of a benefit under Section 4.4, or in the case of a Participant who terminated employment because of Disability, commencing as of the date on which the former Participant would have attained age 55, and such Surviving Spouse benefit shall be equal to 50% of the monthly benefit which would have been payable to the deceased Participant under this Plan if he had retired the day before his death and payment of his benefit had commenced on such date assuming, in the case of a former Participant who terminated employment because of a Disability, that the benefit payable to such former Participant at Normal Retirement Age under Section 4.1 or 4.2, as applicable, would have been payable in reduced form at age 55 pursuant to
 Section 4.4, and, assuming further, that in the case of a Participant or former Participant who died prior to attaining age 55 or prior to the date on which the Participant or former Participant had completed 10 years of Continuous Service, that a benefit would have been payable to such deceased Participant or former Participant as of the later of the dates described in (1) and (2), above; provided, however, that the benefit payable to the Surviving Spouse of a Participant or former Participant who died prior to the completion of 5 years of Continuous Service shall be reduced by 20% for each year of Continuous Service less than 5 accrued by such deceased Participant or former Participant.

     4.6  FORM, COMMENCEMENT AND DURATION OF PAYMENTS.

     (a) A Participant may elect, subject to the approval of the Board of Directors, (1) to receive the Actuarial Equivalent of the benefit accrued by a Participant pursuant to Section 4.1, 4.2 or 4.4 in any form of annuity payment option then available under the Retirement Plan or (2) to receive the value of the benefit accrued by a Participant pursuant to Section 4.1, 4.2 or 4.4 in the form of a lump sum distribution. In the event a Participant elects, with the approval of the Board of Directors, to receive a lump sum distribution of the value of the benefit otherwise provided for in Section 4.1, 4.2, or 4.4, the value of the lump sum distribution under this Plan shall be determined in accordance with the provisions for determining the value of a lump sum distribution of the Participant's Retirement Benefit under the terms of the Retirement Plan.

     (b) Monthly benefit payments to the Participant (and, if applicable, his Surviving Spouse) under Section 4.1, 4.2, 4.4 or 4.5, or a lump sum payment provided for under Section 4.5(a) with respect to a benefit accrued under Section 4.1, 4.2 or

          4.4, shall commence on the first day of the month following the Participant's termination of employment or, if applicable, the date specified in Section 4.5 as the date on which the Participant's Surviving Spouse became eligible for a Surviving Spouse benefit, and shall continue, subject to the provisions of

          Section 4.8, until the month in which the death of the Participant (or, if applicable, his Surviving Spouse) occurs; provided, however, that a Participant or Surviving Spouse may elect to defer receipt of an early retirement benefit or Surviving Spouse benefit, as applicable, for any period of time not in excess of the date on which the Participant would have attained his Normal Retirement Age. Despite any other provision of this Plan, a Participant who receives a benefit in the form of a lump sum distribution shall not be entitled to any monthly benefit otherwise provided for in this Plan.

     4.7  CHANGE OF CONTROL.

     (a) In the event a Change of Control of the Company occurs, the Company shall pay to each Participant a lump sum amount equal to the present value of the Participant's accrued normal retirement benefit, as determined under Section 4.1, as of the first day of the first month following such Change of Control of the Company on which such Participant is not an employee of the Company, whether or not such Change of Control of the Company occurred prior to the date on which such Participant shall have ceased to be an employee of the Company. Upon payment of the lump sum amount provided for in this Section 4.7(a), the Company shall have no further obligation to pay any benefits under this Plan. Notwithstanding the foregoing, if a Participant has less than five years of Continuous Service as of the date of the Change of Control, the amount paid to such Participant under this Section 4.7(a) shall equal (i) the amount described in the first sentence of this Section 4.7(a) times (ii) a fraction, the numerator of which is the number of years and fractions thereof of the Participant's Continuous Service as of the date of the Change of Control and the denominator of which is five.

     (b) In the event a Change of Control of the Company occurs after the Participant's death and whether or not a benefit shall have then become payable to the Participant's Surviving Spouse, the Company shall pay to such Participant's Surviving Spouse, if then living, the present value of the unpaid Surviving Spouse benefit. Upon payment of the lump sum amount provided for in this
          Section 4.7(b), the Company shall have no further obligation to pay any benefits under this Plan. Notwithstanding the foregoing, if a Participant had less than five years of Continuous Service as of the date of his or her death before the Change of Control, the amount paid to such Participant Surviving Spouse under this
          Section 4.7(b) shall equal (i) the amount described in the first sentence of this Section 4.7(a) times (ii) a fraction, the numerator of which is the number of years and fractions thereof of the Participant's Continuous Service as of the date of death and the denominator of which is five.

     (c) For purposes of this Plan, a "Change of Control of the Company" shall mean:

               (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the

               Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this Section 2; or

               (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (3) Consummation by the Company of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     (d) For purposes of this Plan, the term "Interested Shareholder" shall mean any person (other than the Company or any of its subsidiaries or any member of the Board of Directors as of the effective date of this Plan or any affiliate of such person) who first became the beneficial owner of 10% or more of the combined voting power of the Company's then outstanding securities after the effective date of this Plan.

     (e) For purposes of this Plan, the present value of a Participant's retirement benefit or the Surviving Spouse benefit shall be determined by reference to the 1983 Individual Annuity Mortality Table with an assumed interest rate equal to the "immediate annuity rate" as then in effect as determined by the Pension Benefit Guaranty Corporation and promulgated in Appendix B to 29 C.F.R. <section>2619.65 or any successor regulation adopted for the same or substantially similar purpose.

     4.8 FORFEITURE OF BENEFITS. Despite any other provision of this Plan, a Participant's or Surviving Spouse's, as applicable, eligibility for benefit payments under the Plan is expressly subject to the following terms and conditions:

     (a) The Company is and shall be entitled to the sole benefit and exclusive ownership of any inventions or improvements in plant, machinery and processes, and all patents for the same, and all customer or price lists, trade secrets and other things of similar type or nature used in the business of the Company that may be made or discovered by a Participant while he is employed by the Company, or, after the termination of his employment period if arising out of his activities, knowledge or experience gained while in the employment of the Company. In the event that a Participant, during or after the termination of his employment, discloses all or any portion of the list of the Company's customers or the Company's pricing structure or all or any portion of the Company's manufacturing process or any other trade secrets or confidential information to any person, firm, corporation, associations or other entity for any reason or purpose whatsoever, no payment of any benefit otherwise due the Participant or his Surviving Spouse pursuant to this Plan shall be made by the Company.

     (b) In the event a Participant, without the prior written consent of the Company and within a period of two years beginning on the first day following the Participant's termination of employment with the Company, directly or indirectly owns, manages, operates, joins, controls, is employed by or participates in the ownership, management, operation or control of, or is connected in any manner with, any business of a type and character which, in the opinion of the Company, results in the Participant then being engaged in the field of activities in which he was engaged by the Company at the time of termination (and within one year prior to said termination) and such business is, in the opinion of the Company, in direct or indirect competition in any market area served by the Company with any business then conducted by the Company in such market area, no payment of any benefit otherwise due the Participant or his Surviving Spouse pursuant to this Plan shall be made by the Company if the Participant fails to cease such activity within fifteen days of the mailing to him by the Company of the Company's opinion that he is in violation of the restrictions contained in this Section 4.8(b).

     (c) The Company shall have sole discretion to stop payment of any benefit or refuse to make payments otherwise due the Participant or his Surviving Spouse pursuant to this Plan if the Participant's termination of employment with the Company or his appointment to a position with the Company as other than an Executive Officer was by reason of or because of the Participant's fraud, embezzlement, misappropriation or similar offense against the Company or any other state or federal felony offense.

     (d) Subject to the provisions of Section 6.2, no benefit shall be payable under this Plan to any Participant or Surviving Spouse who, for any reason, is not eligible for and does not receive a benefit under the provisions of the Retirement Plan.

     4.9 INALIENABILITY OF BENEFITS. A Participant's right to a benefit under the Plan shall not be subject to voluntary or involuntary sale, pledge, hypothecation, transfer or assignment by the Participant or by his personal representatives or heirs, or any other person or persons or organization or organizations succeeding to any of the Participant's rights and benefits hereunder.

     4.10 FACILITY OF PAYMENTS. Any benefit payable hereunder to any person who is legally incapacitated may be paid to a court appointed legal representative of such person.

     4.11 CLAIMS PROCEDURE. Each Participant or Surviving Spouse whose claim for benefits is denied, in whole or in part, shall be provided with a notice, written in a manner calculated to be understood by such person, setting forth the specific reasons for such denial and outlining the review procedure of the Company. Each such Participant or Surviving Spouse shall be given a reasonable opportunity for a full and fair review by the Company of the decision by which the claim was denied.

                             ARTICLE V
                      PROVISION FOR BENEFITS

     5.1 ASSETS OF THE COMPANY. Benefits which become payable under the provisions of the Plan shall be paid directly by the Company out of its assets. No assets of the Company shall be set aside or segregated for the provision of such benefit payments. No Participant or Surviving Spouse, nor any other potential or actual recipient of benefits under the provisions of this Plan shall acquire any right, title or interest in the assets of the Company by reason of the Plan and, to the extent that the Participant, Surviving Spouse or such other recipient shall acquire a right to receive payments from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                            ARTICLE VI
               AMENDMENT AND TERMINATION OF THE PLAN

     6.1 AMENDMENT. The Company reserves the right to amend the Plan from time to time and at any time, effective as of any specified current, prior or future date; provided, however, that no such amendment shall modify or reduce a Participant's accrued benefit as of the date such amendment is adopted.

     6.2 TERMINATION. The Company reserves the right to terminate the Plan at any time and for any reason; provided, however, that upon termination, each Participant's accrued benefit shall be fully vested subject only to the provisions of Section 4.8. A Participant's "accrued benefit" shall mean the benefit which would be paid or payable pursuant to this Plan following the Participant's termination of employment if the Retirement Plan had terminated as of the same date on which the termination of the Plan occurs (and provided for payment of accrued Retirement Plan benefits upon the Participant's termination of employment) multiplied by a fraction, the numerator of which is a Participant's years of Continuous Service recognized under Section 3.2 and the denominator of which is ten.

                            ARTICLE VII
                           MISCELLANEOUS

     7.1 NONGUARANTEE OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any employee, as a right of any employee to be continued in the employment of the Company as an Executive Officer or in any other capacity, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

     7.2 ACTION BY THE COMPANY. Any action by the Company under this Plan may be by resolution of its Board of Directors, or by any officer or officers duly authorized by resolution of said Board to act with respect to the Plan.

     7.3 AGREEMENT BINDING ON SUCCESSORS. This agreement shall be binding upon all persons entitled to benefits hereunder, and upon their respective heirs and legal representatives and upon the Company, its successors and assigns.

     7.4 CONSTRUCTION. Except when otherwise indicated by the context, any masculine terminology herein shall also include feminine, and the definition of any term herein in singular shall also include the plural.

     7.5 TITLES. Article and section titles are included for reference purposes only and in the event of a conflict between a title and its respective text the text shall control.

     7.6 GOVERNING LAW. This Plan shall, to the extent not superseded by the Employee Retirement Income Security Act of 1974, be governed by the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf on this ____ day of December, 1997.

                                    WAUSAU-MOSINEE PAPER CORPORATION




                                    By: DANIEL R. OLVEY
                                        Daniel R. Olvey
                                        President and Chief Executive
                                        Officer
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